                                                                   EXHIBIT 10.18


                          PLEDGE AND SECURITY AGREEMENT


                            DATED AS OF JULY 22, 2002


                                     BETWEEN


                                     EACH OF


                           BERRY PLASTICS CORPORATION,
                       AND THE OTHER GRANTORS PARTY HERETO


                                       AND


                              FLEET NATIONAL BANK,
                             AS THE COLLATERAL AGENT

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----



SECTION 1.     DEFINITIONS; GRANT OF SECURITY.........................        1

      1.1.     General Definitions....................................        1
      1.2.     Definitions; Interpretation............................        9
      1.3.     Grant of Security......................................        9
      1.4.     Certain Limited Exclusions.............................       10

SECTION 2.     SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.......       10

      2.1.     Security for Obligations...............................       10
      2.2.     Grantors Remain Liable.................................       11

SECTION 3.     REPRESENTATIONS AND WARRANTIES AND COVENANTS...........       11

      3.1.     Generally..............................................       11
      3.2.     Equipment and Inventory................................       15
      3.3.     Receivables............................................       16
      3.4.     Investment Related Property............................       18
      3.5.     Material Contracts.....................................       25
      3.6.     Letter of Credit Rights................................       26
      3.7.     Intellectual Property..................................       27
      3.8.     Commercial Tort Claims.................................       31

SECTION 4.     ACCESS; RIGHT OF INSPECTION AND FURTHER
               ASSURANCES; ADDITIONAL GRANTORS........................       31

      4.1.     Access; Right of Inspection............................       31
      4.2.     Further Assurances.....................................       32
      4.3.     Additional Grantors....................................       33

SECTION 5.     COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT............       33

      5.1.     Power of Attorney......................................       33
      5.2.     No Duty on the Part of Collateral Agent or Secured
               Partsies...............................................       34

SECTION 6.     REMEDIES...............................................       35

      6.1.     Generally..............................................       35
      6.2.     Investment Related Property............................       37
      6.3.     Intellectual Property..................................       37
      6.4.     Cash Proceeds..........................................       39
      6.5.     Application of Proceeds................................       40

SECTION 7.     COLLATERAL AGENT.......................................       40


SECTION 8.     CONTINUING SECURITY INTEREST; TRANSFER OF LOANS;
               TERMINATION AND RELEASES...............................       41


SECTION 9.     STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.........       41


SECTION 10.    MISCELLANEOUS..........................................       42

SCHEDULES:

SCHEDULE 3.1 - GENERAL INFORMATION

SCHEDULE 3.2 - LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 3.4 - INVESTMENT RELATED PROPERTY

SCHEDULE 3.5 - DESCRIPTION OF MATERIAL CONTRACT

SCHEDULE 3.6 - DESCRIPTION OF LETTERS OF CREDIT

SCHEDULE 3.7 - INTELLECTUAL PROPERTY

SCHEDULE 3.8 - COMMERCIAL TORT CLAIMS



EXHIBITS:

EXHIBIT A - PLEDGE SUPPLEMENT

EXHIBIT B - FORM OF SECURITY INTEREST OPINION

EXHIBIT C - UNCERTIFICATED SECURITIES CONTROL AGREEMENT

EXHIBIT D - SECURITIES ACCOUNT CONTROL AGREEMENT

EXHIBIT E - DEPOSIT ACCOUNT CONTROL AGREEMENT

EXHIBIT F - COPYRIGHT SECURITY INTEREST ASSIGNMENT

EXHIBIT G - PATENT SECURITY INTEREST ASSIGNMENT

EXHIBIT H - TRADEMARK SECURITY INTEREST ASSIGNMENT

      This PLEDGE AND SECURITY AGREEMENT, dated as of July 22, 2002 (this "AGREEMENT"), between EACH OF THE UNDERSIGNED, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a "GRANTOR"), and FLEET NATIONAL BANK, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "COLLATERAL AGENT").

                                    RECITALS:

      WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "CREDIT Agreement"), by and among BERRY PLASTICS CORPORATION, a Delaware corporation ("COMPANY"), BPC HOLDING CORPORATION, a Delaware corporation ("HOLDINGS"), CERTAIN SUBSIDIARIES OF COMPANY, the Lenders party thereto from time to time (the "LENDERS"), GOLDMAN SACHS CREDIT PARTNERS L.P. ("GSCP"), as Administrative Agent, JPMORGAN CHASE BANK, as Syndication Agent, FLEET NATIONAL BANK, as Collateral Agent, Issuing Bank and Swing Line Lender, and THE ROYAL BANK OF SCOTLAND and GE CAPITAL CORPORATION, as Co-Documentation Agents.

      WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Financial Hedge Agreements (as herein defined) with one or more Lender Counterparties;

      WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders and Lender Counterparties as set forth in the Credit Agreement and the Financial Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor's obligations under the Credit Documents and the Financial Hedge Agreements as set forth herein; and

      NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Grantor and the Collateral Agent agree as follows:

SECTION 1.        DEFINITIONS; GRANT OF SECURITY.

      1.1. GENERAL DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

            "ACCOUNT DEBTOR" shall mean each Person who is obligated on a Receivable or any Supporting Obligation related thereto.

            "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

            "ADDITIONAL GRANTORS" shall have the meaning assigned in Section
4.3.

            "AGREEMENT" shall have the meaning set forth in the preamble.

            "ASSIGNED AGREEMENTS" shall mean all agreements and contracts to which such Grantor is a party as of the date hereof, or to which such Grantor becomes a party after the date hereof, including each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time.

            "CASH PROCEEDS" shall have the meaning assigned in Section 6.4.

            "CHATTEL PAPER" shall mean all "chattel paper" as defined in Article 9 of the UCC, including "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

            "COLLATERAL" shall have the meaning assigned in Section 1.3.

            "COLLATERAL AGENT" shall have the meaning set forth in the preamble.

            "COLLATERAL RECORDS" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

            "COLLATERAL SUPPORT" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

            "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including all commercial tort claims listed on
Schedule 3.8 (as such schedule may be amended or supplemented from time to time).

            "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include all of the accounts listed on Schedule 3.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

            "COPYRIGHT LICENSES" shall mean any and all agreements providing for the granting of any right in or to Copyrights (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 3.7(B) (as such schedule may be amended or supplemented from time to time).

            "COPYRIGHT SECURITY INTEREST ASSIGNMENT" means an assignment in the form of Exhibit F.

            "COPYRIGHTS" shall mean all United States, state and foreign copyrights, all mask works fixed in semi-conductor chip products (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, now or hereafter in force throughout the world, all registrations and applications therefor including the applications and registrations referred to in Schedule 3.7(A) (as such schedule may be amended or supplemented from time to time), all rights corresponding thereto throughout the world, all extensions and renewals of any thereof, the right to sue for past, present and future infringements of any of the foregoing, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, which are owned or licensed by a Grantor.

            "CREDIT AGREEMENT" shall have the meaning set forth in the recitals.

            "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement in the form of Exhibit E.

            "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include all of the accounts listed on
Schedule 3.4(A) under the heading "Deposit Accounts" (as such schedule may be amended or supplemented from time to time).

            "DOCUMENTS" shall mean all "documents" as defined in Article 9 of the UCC.

            "EQUIPMENT" shall mean: (i) all "equipment" as defined in Article 9 of the UCC, (ii) all machinery, manufacturing equipment, data processing equipment, computers, office equipment, furnishings, furniture, appliances, fixtures and tools (in each case, regardless of whether characterized as equipment under the UCC) and (iii) all accessions or additions thereto, all parts thereof, whether or not at any time of determination incorporated or installed therein or attached thereto, and all replacements therefor, wherever located, now or hereafter existing, including any fixtures.

            "GENERAL INTANGIBLES" (i) shall mean all "general intangibles" as defined in Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations, all Assigned Agreements and all Intellectual Property (in each case, regardless of whether characterized as general intangibles under the UCC).

            "GOODS" (i) shall mean all "goods" as defined in Article 9 of the UCC and (ii) shall include all Inventory and Equipment (in each case, regardless of whether characterized as goods under the UCC).

            "GRANTOR" shall have the meaning set forth in the preamble.

            "INSTRUMENTS" shall mean all "instruments" as defined in Article 9 of the UCC.

            "INSURANCE" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

            "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

            "INTELLECTUAL PROPERTY SECURITY INTEREST ASSIGNMENTS" means Copyright Security Interest Assignments, Patent Security Interest Assignments, and Trademark Security Interest Assignments.

            "INTERCOMPANY INDEBTEDNESS" shall mean all Indebtedness of any Grantor to any other Grantor.

            "INVENTORY" shall mean: (i) all "inventory" as defined in Article 9 of the UCC and (ii) all goods held for sale or lease or to be furnished under contracts of service or so leased or furnished, all raw materials, work in process, finished goods, and materials used or consumed in the manufacture, packing, shipping, advertising, selling, leasing, furnishing or production of such inventory or otherwise used or consumed in any Grantor's business; all goods in which any Grantor has an interest in mass or a joint or other interest or right of any kind; and all goods which are returned to or repossessed by any Grantor, all computer programs embedded in any goods and all accessions thereto and products thereof (in each case, regardless of whether characterized as inventory under the UCC).

            "INVESTMENT RELATED PROPERTY" shall mean: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, Securities Accounts, Commodities Accounts, Deposit Accounts and certificates of deposit.

            "LENDER" shall have the meaning set forth in the recitals.

            "LETTER OF CREDIT RIGHT" shall mean "letter-of-credit right" as defined in Article 9 of the UCC.

            "MATERIAL CONTRACT" means any agreement pursuant to which any Credit Party is or may be obligated to pay or entitled to receive more than $5,000,000 in the aggregate during the term of such agreement.

            "MATERIAL IMPAIRMENT" means a material adverse effect on the value of any material Collateral or the rights of any Secured Party in respect thereof, including the rights to levy legal process or to sell such Collateral upon foreclosure.

            "MONEY" shall mean "money" as defined in the UCC.

            "PATENT SECURITY INTEREST ASSIGNMENT" means an assignment in the form of Exhibit G.

            "PATENT LICENSES" shall mean all agreements providing for the granting of any right in or to Patents (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 3.7(D) (as such schedule may be amended or supplemented from time to time).

            "PATENTS" shall mean all inventions and discoveries, whether patentable or not, United States, state and foreign patents and applications for letters patent throughout the world, including, but not limited to each patent and patent application referred to in Schedule 3.7(C) (as such schedule may be amended or supplemented from time to time), all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations of any of the foregoing, all rights corresponding thereto throughout the world, and all proceeds of the foregoing including licenses, royalties, income, payments, claims, damages, and proceeds of suit and the right to sue for past, present and future infringements of any of the foregoing, which are owned or licensed by a Grantor.

            "PAYMENT INTANGIBLE" shall have the meaning specified in Article 9 of the UCC.

            "PERMITTED SALE" shall mean those sales, transfers or assignments permitted by Section 6.9 of the Credit Agreement.

            "PLEDGED DEBT" shall mean all Indebtedness evidenced by an instrument or a certificated security owed to such Grantor, including all Intercompany Indebtedness and all Indebtedness described on Schedule 3.4(A) under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments evidencing such Indebtedness, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Indebtedness.

            "PLEDGED EQUITY INTERESTS" shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests.

            "PLEDGED LLC INTERESTS" shall mean all interests acquired in any limited liability company including all limited liability company interests listed on Schedule 3.4(A) under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

            "PLEDGED PARTNERSHIP INTERESTS" shall mean all interests acquired in any general partnership, limited partnership, limited liability partnership or other partnership including all partnership interests listed on Schedule 3.4(A) under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

            "PLEDGED STOCK" shall mean all shares of capital stock owned by such Grantor, including all shares of capital stock described on Schedule 3.4(A) under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends or other distributions from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

            "PLEDGED TRUST INTERESTS" shall mean all interests acquired in a Delaware business trust or other statutory trust including all trust interests listed on Schedule 3.4(A) under the heading "Pledged Trust Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such trust interests and any interest of such Grantor on the books and records of such trust or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such trust interests.

            "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

            "PROCEEDS" shall mean: (i) all "proceeds" as defined in Article 9 of the UCC, (ii) payments or distributions made with respect to any Investment Related Property and (iii) whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

            "RECEIVABLES" shall mean all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including all such rights constituting or evidenced by any Account, Chattel Paper or Instrument, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

            "RECEIVABLES RECORDS" shall mean (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Grantor or any computer bureau or agent from time to time acting for Grantor or otherwise,
(iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or nonwritten forms of information related in any way to the foregoing or any Receivable.

            "RECORD" shall have the meaning specified in Article 9 of the UCC.

            "SECURED OBLIGATIONS" shall have the meaning assigned in Section
2.1.

            "SECURED PARTIES" means the Lenders and the Lender Counterparties and shall include all former Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Lenders or Lender Counterparties and such Obligations have not been paid or satisfied in full.

            "SECURITIES ACCOUNT CONTROL AGREEMENT" means an agreement in the form of Exhibit D.

            "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include all of the accounts listed on Schedule 3.4(A) under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

            "SECURITIES ENTITLEMENTS" shall mean all "securities entitlements" as defined in Article 8 of the UCC.

            "SUPPORTING OBLIGATION" shall mean all "supporting obligations" as defined in Article 9 of the UCC.

            "TAX CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

            "TRADEMARK LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trademarks (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in Schedule 3.7(F) (as such schedule may be amended or supplemented from time to time).

            "TRADEMARK SECURITY INTEREST ASSIGNMENT" means an assignment in the form of Exhibit H.

            "TRADEMARKS" shall mean all United States, state and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, internet domain names, trade dress, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to the registrations and applications referred to in Schedule 3.7(E) (as such schedule may be amended or supplemented from time to time), but excluding in all cases all intent-to-use United States trademark applications for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. Section 1051(c) or 15 U.S.C. Section 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. Section 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, all extensions or renewals of any of the foregoing, all of the goodwill of the business connected with the use of and symbolized by the foregoing, the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit, which are owned or licensed by a Grantor.

            "TRADE SECRET LICENSES" shall mean any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including each agreement referred to in
Schedule 3.7(G) (as such schedule may be amended or supplemented from time to time).

            "TRADE SECRETS" shall mean all trade secrets and all other confidential or proprietary information and know-how including customer lists, plans, processes, supplier lists, business plans, business methods and prototypes now or hereafter owned or used in, or contemplated at any time for use in, the business of such Grantor throughout the world (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, the right to sue for past, present and future infringement of any Trade Secret, and all proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

            "UNCERTIFICATED SECURITIES CONTROL AGREEMENT" means an agreement in the form of Exhibit C.

      1.2. DEFINITIONS; INTERPRETATION. All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

      1.3. GRANT OF SECURITY. Each Grantor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties a security interest in and continuing lien on, all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which, except as provided in Section 1.4, being hereinafter collectively referred to as the "COLLATERAL"):

            (a)   Accounts;

            (b)   Chattel Paper;

            (c)   Documents;

            (d)   General Intangibles;

            (e)   Goods;

            (f)   Instruments;

            (g)   Insurance;

            (h)   Intellectual Property;

            (i)   Investment Related Property;

            (j)   Letter of Credit Rights;

            (k)   Money;

            (l)   Receivables and Receivable Records;

            (m)   Commercial Tort Claims;

            (n) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

            (o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

      1.4. CERTAIN LIMITED EXCLUSIONS. Notwithstanding anything contained in
Section 1.3 hereof or anything else herein to the contrary, in no event shall the Collateral include, and no Grantor shall be deemed to have granted a security interest in, any of such Grantor's right, title or interest (a) in any Intellectual Property if the grant of such security interest shall constitute or result in the abandonment, invalidation or rendering unenforceable any right, title or interest of any Grantor therein, or breach or termination pursuant to the terms of, or a default under, any Intellectual Property or the violation of any applicable law (in each case, other than to the extent any such term is rendered ineffective by Sections 9-406--9-409 of the UCC); or (b) in any of the outstanding capital stock of a Foreign Subsidiary in excess of 65% of the voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote; provided that immediately upon the amendment of the Tax Code to allow the pledge of a greater percentage of the voting power of capital stock in a Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and each Grantor shall be deemed to have granted a security interest in, such greater percentage of capital stock of each Foreign Subsidiary.

SECTION 2.        SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

      2.1. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations with respect to every Grantor (the "SECURED OBLIGATIONS").

      2.2.  GRANTORS REMAIN LIABLE.

            (a) Anything contained herein to the contrary notwithstanding, but subject to the transfer of Pledged Equity Interests to the Collateral Agent or its nominee upon foreclosure after an Event of Default:

                  (i) each Grantor shall remain liable under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interest or Pledged LLC Interest, any Assigned Agreement and/or any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                  (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

                  (iii) neither the Collateral Agent nor any Lender nor Lender Counterparty shall have any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Collateral Agent, any Lender or any Lender Counterparty be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            (b) Neither the Collateral Agent, any Lender, any Lender Counterparty nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any Pledged Partnership Interests or Pledged LLC Interests, any Assigned Agreement or any other contracts and agreements included in the Collateral unless the Collateral Agent, any Lender, any Lender Counterparty or any such purchaser otherwise expressly agrees in writing to assume any or all of said obligations.

SECTION 3.        REPRESENTATIONS AND WARRANTIES AND COVENANTS.

      3.1.  GENERALLY.

            (a) Representations and Warranties. Each Grantor hereby represents and warrants that:

                  (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

                  (ii) the full legal name of such Grantor is as set forth on
      Schedule 3.1(A) and it has not done in the last five years, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 3.1(B) (as such schedule may be amended or supplemented from time to time);

                  (iii) it has indicated on Schedule 3.1(A) (as such schedule may be amended or supplemented from time to time): (w) the type of organization of such Grantor, (x) the jurisdiction of organization of such Grantor, (y) the chief executive office or sole place of business of such Grantor and (z) the Federal Taxpayer Identification Number, if any, of such Grantor;

                  (iv) except as provided on Schedule 3.1(C), it has not changed its name, jurisdiction of organization, Federal Taxpayer Identification Number, chief executive office or sole place of business or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) within the past five years;

                  (v) it has not within the last five years become bound (whether as a result of merger or otherwise) as debtor under a security agreement entered into by another Person, which has not heretofore been terminated other than the agreements identified on Schedule 3.1(D) hereof (as such schedule may be amended or supplemented from time to time);

                  (vi) with respect to each agreement identified on Schedule 3.1(D), it has indicated on Schedule 3.1 (A) and Schedule 3.1(B) the information required pursuant to Section 3.1(a)(ii), (iii) and (iv) with respect to the debtor under each such agreement;

                  (vii) upon the filing of UCC-1 financing statements naming each Grantor as "debtor" and the Collateral Agent as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 3.1(E) hereof (as such schedule may be amended or supplemented from time to time), and compliance with the other requirements of Section 3 of this Agreement, all actions and consents necessary to create and perfect First Priority security interests in all of the Collateral will have been made or obtained and the security interests granted to the Collateral Agent hereunder will constitute valid and perfected (with respect to Intellectual Property, to the extent such perfection and priority may be achieved by filings made in the United States) First Priority security interests in all of the Collateral;

                  (viii) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained;

                  (ix) other than the financing statements filed in favor of the Collateral Agent, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens;

                  (x) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (vii) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities; and

                  (xi) except as could not reasonably be expected to result in a Material Impairment, all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all respects.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations and termination of all Commitments:

                  (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein;

                  (ii) it shall not produce, use or permit any Collateral to be used (a) in violation of any provision of this Agreement or (b) except as could not reasonably be expected to result in a Material Impairment, unlawfully or in violation of any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                  (iii) it shall not change its name, type of organization, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) unless it shall (a) promptly after such change or establishment notify the Collateral Agent in writing, by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, of any such change or establishment, identifying such new proposed name, jurisdiction of organization, Federal Taxpayer Identification Number or corporate structure and providing the Collateral Agreement certified copies of any relevant filings and such other information in connection therewith as the Collateral Agent may reasonably request and (b) take all actions necessary or advisable, in the reasonable judgment of Collateral Agent, to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the Collateral intended to be granted and agreed to hereby;

                  (iv) to the extent required by the Credit Agreement, it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment;

                  (v) upon any officer of such Grantor obtaining knowledge thereof, such Grantor shall promptly notify the Collateral Agent in writing of any event that could reasonably be expected to have a Material Adverse Effect or to result in a Material Impairment;

                  (vi) it shall not take or permit any action which could materially impair the Collateral Agent's rights in the Collateral;

                  (vii) it shall not sell, transfer or assign (by operation of law or otherwise) any Collateral except pursuant to Permitted Sales or as otherwise permitted under the Credit Agreement; and

                  (viii) in the event any Person becomes its Domestic Subsidiary, such Grantor shall (a) promptly cause such Domestic Subsidiary to become an Additional Grantor pursuant to Section 4.3, (b) promptly take all actions necessary to grant and to perfect (with respect to Intellectual Property to the extent such perfection and priority may be achieved by filings made in the United States) a First Priority security interest in the Collateral (subject to 3.2(B)(iv)) of such Domestic Subsidiary in favor of Collateral Agent for the benefit of the Secured Parties in respect of such Collateral, and (c) promptly cause each Person holding Capital Stock of such Domestic Subsidiary to take all actions necessary to grant and to perfect a First Priority security interest in favor of Collateral Agent for the benefit of the Secured Parties in respect of all such Capital Stock.

            (c) Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(c) of the Credit Agreement, Holdings will deliver to Collateral Agent and Lenders a certificate of an Authorized Officer either confirming that there has been no change in the Collateral information described in the schedules to this Pledge and Security Agreement delivered on the Closing Date, as they may be amended or supplemented from time to time, since the date of the most recent such certificate delivered pursuant to this Section or identifying such changes.

      3.2.  EQUIPMENT AND INVENTORY.

            (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

                  (i) all of the Equipment and Inventory (except for mobile goods or Equipment and Inventory with an aggregate book value of up to $1,000,000 per location) included in the Collateral is kept for the past five years only at the locations specified in Schedule 3.2(A) (as such schedule may be amended or supplemented from time to time);

                  (ii) except as could not reasonably be expected to result in a Material Impairment any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended; and

                  (iii) except as set forth on Schedule 3.2(A) (as such schedule may be amended or supplemented from time to time), none of the Inventory or Equipment (except for mobile goods, Equipment or Inventory with an aggregate book value of up to $500,000) is in the possession of an issuer of a negotiable document (as defined in Section 7-104 of the UCC) therefor or otherwise in the possession of a bailee or a warehouseman.

            (b) Covenants and Agreements. Each Grantor covenants and agrees that until the payment in full of all Secured Obligations and termination of all
Commitments:

                  (i) it shall keep correct and accurate records of the Inventory as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP;

                  (ii) it shall not deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Collateral Agent;

                  (iii) if any Equipment or Inventory is in possession or control of any third party, each Grantor shall, as a condition to entering into any such arrangement in respect of Equipment or Inventory in an aggregate amount exceeding $1,000,000 at any time and otherwise upon request of the Collateral Agent, join with the Collateral Agent in notifying the third party of the Collateral Agent's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Collateral Agent; and

                  (iv) with respect to any Equipment in excess of $100,000 individually or $1,000,000 in the aggregate which is covered by a certificate of title under a statute of any jurisdiction under the law of which indication of a security interest on such certificate is required as a condition of perfection thereof, upon the reasonable request of the Collateral Agent, (A) it shall provide the Collateral Agent information with respect to any such Equipment, (B) it shall execute and file with the registrar of motor vehicles or other appropriate authority in such jurisdiction an application or other document requesting the notation or other indication of the security interest created hereunder on such certificate of title, and (C) it shall deliver to the Collateral Agent copies of all such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Equipment covered thereby.

      3.3.  RECEIVABLES.

            (a) Representations and Warranties. Each Grantor represents and warrants, on the Closing Date and on each Credit Date, that:

                  (i) no Receivable in excess of $100,000 individually or $1,000,000 in the aggregate is evidenced by, or constitutes, an Instrument or Chattel Paper which has not been delivered to, or otherwise subjected to the control of, the Collateral Agent to the extent required by, and in accordance with Section 3.3(c); and

                  (ii) each Grantor has delivered to the Collateral Agent or GSCP a complete and correct copy of each standard form of document under which a Receivable may arise.

            (b) Covenants and Agreements: Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations and termination of all Commitments:

                  (i) it shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables as is customarily maintained under similar circumstances by Persons of established reputation engaged in similar business, and in any event in conformity with GAAP, including, but not limited to, the originals of all documentation with respect to all such Receivables and records of all payments received and all credits granted on such Receivables, all merchandise returned and all other dealings therewith;

                  (ii) it shall not amend, modify, terminate or waive any provision of any Receivable in any manner that could reasonably be expected to have a Material Adverse Effect or result in a Material Impairment. Other than in the ordinary course of business as generally conducted by it, and except as otherwise provided in subsection (v) below, during the continuance of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable,
      (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof,
      (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

                  (iii) except as otherwise provided in this subsection, each Grantor shall continue to collect all amounts due or to become due to such Grantor under the Receivables and any Supporting Obligation and diligently exercise each material right it may have under any Receivable, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent, may deem necessary or advisable. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (1) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (2) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (3) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such

      Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Securities Account or Deposit Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

                  (iv) it shall use its reasonable best efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Receivable.

            (c) Delivery and Control of Receivables. With respect to any Receivables in excess of $100,000 individually or $1,000,000 in the aggregate that is evidenced by, or constitutes, Chattel Paper or Instruments, each Grantor shall cause each originally executed copy thereof to be delivered to the Collateral Agent (or its agent or designee) appropriately indorsed to the Collateral Agent or indorsed in blank: (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten days of such Grantor acquiring rights therein. With respect to any Receivables in the aggregate which would constitute "electronic chattel paper" under Article 9 of the UCC, each Grantor shall take all steps necessary to give the Collateral Agent control over such Receivables (within the meaning of Section 9-105 of the UCC): (i) with respect to any such Receivables in existence on the date hereof, on or prior to the date hereof and (ii) with respect to any such Receivables hereafter arising, within ten days of such Grantor acquiring rights therein. Any Receivable not otherwise required to be delivered or subjected to the control of the Collateral Agent in accordance with this subsection (c) shall be delivered or subjected to such control upon request of the Collateral Agent at any time during the continuance of an Event of Default.

      3.4.  INVESTMENT RELATED PROPERTY.

            (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                  (i) Schedule 3.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," respectively, all of the Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and Pledged Trust Interests owned by any Grantor and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof indicated on such Schedule;

                  (ii) except as set forth on Schedule 3.4(B), it has not acquired any equity interests of another entity or substantially all the assets of another entity within the past five years;

                  (iii) it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons other than Permitted Liens and there are no outstanding warrants, options or other rights to purchase, or shareholder voting trusts or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests;

                  (iv) no consent that has not been made or obtained of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Pledged Equity Interests or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                  (v) none of the Pledged LLC Interests nor Pledged Partnership Interests are or represent interests in issuers that are: (a) registered as investment companies, (b) are dealt in or traded on securities exchanges or markets or (c) have opted to be treated as securities under the uniform commercial code of any jurisdiction;

                  (vi) Schedule 3.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Pledged Debt" all of the Pledged Debt owned by any Grantor and all of such Pledged Debt has been duly authorized, authenticated or issued, and delivered and is the valid and binding obligation of the issuers thereof subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors and general principles of equity and is not in default and constitutes all of the issued and outstanding Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Grantor;

                  (vii) Schedule 3.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which any Grantor has an interest. The Grantors are the sole entitlement holders of each such respective Securities Account and Commodities Account, and no such Grantor has consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having "control" (within the meanings of Sections 8-106 and 9-106 of the

      UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto, except to the extent such control would constitute a Permitted Lien;

                  (viii) Schedule 3.4(A) (as such schedule may be amended or supplemented from time to time) sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which each Grantor has an interest and the Grantors are the sole account holders of each such respective Deposit Account and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein except to the extent such control would constitute a Permitted Lien; and

                  (ix) each Grantor has taken all actions necessary, including those specified in Section 3.4(c), to: (a) establish the Collateral Agent's "control" (within the meanings of Sections 8-106 and 9-106 of the UCC) over any portion of the Investment Related Property constituting Certificated Securities, Uncertificated Securities, Securities Accounts or Commodities Accounts (each as defined in the UCC); (b) except as otherwise in accordance with the last sentence of Section 3.4(c) hereof, establish the Collateral Agent's "control" (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and (c) to deliver all Instruments to the Collateral Agent.

            (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of all Secured Obligations and termination of all Commitments:

                  (i) without the prior written consent of the Collateral Agent, it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or materially and adversely affects the validity, perfection or priority of the Collateral Agent's security interest, (b) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (c) other than as permitted under the Credit Agreement, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (d) waive any material default under or breach of any material terms of any organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (e) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the

      UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (e), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent's "control" thereof;

                  (ii) in the event it acquires rights in any Investment Related Property after the date hereof, it shall deliver to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto, reflecting such new Investment Related Property and all other Investment Related Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of the Collateral Agent shall attach to all Investment Related Property immediately upon any Grantor's acquisition of rights therein and shall not be affected by the failure of any Grantor to deliver a supplement to Schedule 3.4 as required hereby;

                  (iii) except as provided in the next sentence or in the Credit Agreement, in the event such Grantor receives any dividends, interest or distributions on any Investment Related Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Related Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) such Grantor shall within ten days take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Investment Related Property (including delivery thereof to the Collateral Agent) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Collateral Agent and shall be segregated from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Collateral Agent authorizes each Grantor to retain all cash dividends and distributions and all payments of interest and principal;

                  (iv) it shall comply in all material respects with all of its obligations under any partnership agreement or limited liability company agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall enforce in all material respects all of its rights with respect to any Investment Related Property;

                  (v) it shall notify the Collateral Agent of any default under any Pledged Debt that has caused, either in any case or in the aggregate, a Material Adverse Effect.

                  (vi) without the prior written consent of the Collateral Agent or as permitted under the Credit Agreement, it shall not permit any issuer of any Pledged Equity Interest to merge or consolidate unless all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent company; provided that if the surviving or resulting company upon any such merger or consolidation involving an issuer which is a Foreign Subsidiary, then such Grantor shall only be required to pledge equity interests in accordance with Section
            1.4 hereof; and

                  (vii) each Grantor consents to the grant by each other Grantor of a security interest in all Investment Related Property to the Collateral Agent and to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Collateral Agent or its nominee following an Event of Default and to the substitution of the Collateral Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

                  (c) Delivery and Control. Each Grantor agrees that with respect to (i) any Investment Related Property in which it currently has rights (other than the Company Stock) it shall comply with the provisions of this
Section 3.4(c) on or before the Closing Date, (ii) with respect to the Company Stock it shall comply with the provisions of this Section 3.4(c) on or before the 31st day following the Closing Date and (iii) with respect to any Investment Related Property hereafter acquired by such Grantor it shall comply with the provisions of this Section 3.4(c) within ten days upon acquiring rights therein, in each case in form and substance reasonably satisfactory to the Collateral Agent. With respect to any Investment Related Property that is represented by a certificate or that is an "instrument" (other than any Investment Related Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Collateral Agent, indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. With respect to any Investment Related Property that is an "uncertificated security" for purposes of the UCC (other than any "uncertificated securities" credited to a Securities Account), it shall cause the issuer of such uncertificated security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or
(ii) (x) execute an Uncertificated Securities Control Agreement pursuant to which such issuer agrees to comply with the Collateral Agent's instructions with respect to such uncertificated security without further consent by such Grantor and (y) deliver an opinion of counsel in form and substance reasonably satisfactory to the Collateral Agent that upon execution of such Uncertificated Securities Control Agreement, the Collateral Agent will have the benefit of a perfected security interest for the benefit of the Secured Parties in the Grantor's interests in such uncertificated security. With respect to any Investment Related Property consisting of

Securities Accounts, Securities Entitlements or Commodities Accounts, it shall
(i) cause the securities intermediary maintaining such Securities Account, Securities Entitlements or Commodities Accounts to execute a Securities Account Control Agreement (or, in the case of Commodities Accounts, a substantially similar agreement in form and substance reasonably acceptable to the Collateral Agreement) pursuant to which it shall agree to comply with the Collateral Agent's "entitlement orders" without further consent by such Grantor and (ii) deliver an opinion of counsel in form and substance reasonably satisfactory to the Collateral Agent that upon execution by the securities intermediary of such Securities Account Control Agreement (or such agreement substantially similar thereto in the case of Commodities Accounts), the Collateral Agent will have the benefit of a perfected security interest for the benefit of the Secured Parties in the Grantor's interests in such Securities Accounts, Securities Entitlements or Commodities Accounts. With respect to any Investment Related Property that is a "Deposit Account," it shall cause the depositary institution maintaining such account to enter into a Deposit Account Control Agreement pursuant to which the Collateral Agent shall have "control" (within the meaning of Section 9-104 of the UCC) over such Deposit Account. Each Grantor shall have entered into such control agreement or agreements with respect to: (i) any Securities Accounts, Securities Entitlements or Deposit Accounts that exist on the Closing Date, as of or prior to the Closing Date and (ii) any Securities Accounts, Securities Entitlements or Deposit Accounts that are created or acquired after the Closing Date, as of or prior to the deposit or transfer of any such Securities Entitlements or funds, whether constituting moneys or investments, into such Securities Accounts or Deposit Accounts. In addition to the foregoing, if any issuer of any Investment Related Property is located in a jurisdiction outside of the United States, each Grantor shall take such reasonable additional actions, including causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of the Collateral Agent. Upon the occurrence of an Event of Default, the Collateral Agent shall have the right, without notice to any Grantor, to transfer all or any portion of the Investment Related Property to its name or the name of its nominee or agent. In addition, the Collateral Agent shall have the right at any time, without notice to any Grantor, to exchange any certificates or instruments representing any Investment Related Property for certificates or instruments of smaller or larger denominations. Notwithstanding anything to the contrary set forth herein, Grantors may maintain Deposit Accounts without delivering a Deposit Account Control Agreement, provided that (i) the average aggregate overnight balances in all such accounts do not exceed $1,000,000 during any period of seven consecutive days and (ii) the aggregate balances in all such accounts do not exceed $10,000,000 at any time.

                  (d) Voting and Distributions.

                           (i) So long as no Event of Default shall have occurred and be continuing:

                  (A) except as otherwise provided in Section 3.4(b)(i) of this Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof, provided, no Grantor shall exercise or refrain from exercising any such right (1) if the Collateral Agent shall have notified such Grantor that, in the Collateral Agent's reasonable judgment, such action would have a Material Adverse Effect; (2) for any purpose inconsistent with the terms of this Agreement or the Credit Agreement; or (3) without giving the Collateral Agent at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that for the purposes of clauses (1) and (3) above neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at any meeting of stockholders or action by written consent in lieu thereof or with respect to incidental matters at any such meeting or in such consent, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 3.4(d)(i)(A), and no notice of any such voting or consent need be given to the Collateral Agent; and

                  (B) the Collateral Agent shall promptly execute and deliver (or cause to be executed and delivered) to each Grantor all proxies, and other instruments as such Grantor may from time to time reasonably request for the purpose of enabling such Grantor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above;

                           (ii) Upon the occurrence and during the continuation of an Event of Default:

                  (A) all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right but not the obligation to exercise such voting and other consensual rights; and

                  (B) in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 5.

         3.5.     MATERIAL CONTRACTS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) Schedule 3.5 (as such schedule may be amended or supplemented from time to time) sets forth all of the Material Contracts to which such Grantor has rights;

                           (ii) the Material Contracts, true and complete copies (including any amendments or supplements thereof) of which have been furnished to the Collateral Agent, have been duly authorized, executed and delivered by the Grantors and, to the best knowledge of the Grantors after due inquiry, the other parties thereto, are in full force and effect and are binding upon and enforceable against the Grantors and, to the best knowledge of the Grantors after due inquiry, the other parties thereto in accordance with their respective terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting rights of creditors generally and general principles of equity.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations and termination of all Commitments:

                           (i) in addition to any rights under Section 3.3, the Collateral Agent may if it deems reasonably necessary at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the security interest of the Collateral Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent may upon written notice to the applicable Grantor, notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Collateral Agent;

                           (ii) each Grantor shall deliver promptly to the Collateral Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

                           (iii) each Grantor shall deliver promptly to the Collateral Agent, and in any event within ten Business Days, after (1) any Material Contract of such

         Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (2) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Collateral Agent (to the extent such delivery is permitted by the terms of any such Material Contract, provided, no prohibition on delivery shall be effective if it were bargained for by such Grantor with the intent of avoiding compliance with this Section 3.5(b)(iii)), and an explanation of any actions being taken with respect thereto;

                           (iv) it shall perform in all material respects all of its obligations with respect to the Material Contracts;

                           (v) it shall promptly and diligently exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or Collateral Support, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent may deem necessary or advisable;

                           (vi) it shall use its commercially reasonable efforts to keep in full force and effect any Supporting Obligation or Collateral Support relating to any Material Contract.

         3.6.     LETTER OF CREDIT RIGHTS.

                  (a) Representations and Warranties. Except with respect to the Letters of Credit issued under the Credit Agreement, each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) all material letters of credit to which such Grantor has rights are listed on Schedule 3.6 (as such schedule may be amended or supplemented from time to time) hereto; and

                           (ii) it has obtained the consent of each issuer of any material letter of credit to the assignment of the proceeds of the letter of credit to the Collateral Agent and such Grantor has not consented to, and is not otherwise aware of, any Person (other than the Collateral Agent pursuant hereto) having "control" (within the meaning of Section 9-104 of the UCC) over, or any other interest in any of the Grantor's rights in respect thereof.

                  (b) Covenants and Agreements. Except with respect to the Letters of Credit issued under the Credit Agreement, each Grantor hereby covenants and agrees that, until the payment in full of all Secured Obligations and terminations of all Commitments, with respect to any material letter of credit hereafter arising it shall obtain the consent of the issuer thereof to the assignment of the proceeds of the letter of credit to the Collateral Agent and shall deliver to the Collateral Agent a completed Pledge

Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto.

         3.7.     INTELLECTUAL PROPERTY.

                  (a) Representations and Warranties. Except as disclosed in
Schedule 3.7(H) (as such schedule may be amended or supplemented from time to time), each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that:

                           (i) Schedule 3.7 (as such schedule may be amended or supplemented from time to time) sets forth a true and complete list of
         (i) all United States state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and material to the business of each Grantor and (ii) all Patent Licenses, Trademark Licenses and Copyright Licenses material to the business of each Grantor;

                           (ii) it has executed and delivered to the Collateral Agent, Intellectual Property Security Interest Assignments for all Copyrights, Patents and Trademarks owned by such Grantor, including, but not limited to, all Copyrights, Patents and Trademarks on Schedule
         3.7 (as such schedule may be amended or supplemented from time to time);

                           (iii) it is the sole and exclusive owner of the entire right, title, and interest in and to or has the valid right to use the Intellectual Property on Schedule 3.7 (as such schedule may be amended or supplemented from time to time) listed under its respective name, and owns all other Intellectual Property used in or necessary to conduct its business, as currently conducted free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens and the licenses set forth on Schedule 3.7(B), (D), (F) and (G) (as each may be amended or supplemented from time to time);

                           (iv) its Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part except as could not reasonably be expected to have a Material Adverse Effect or result in Material Impairment, and each Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property in full force and effect, except to the extent that a particular Patent, Trademark or Copyright is no longer material or necessary to the business of such Grantor;

                           (v) its Intellectual Property is valid and enforceable in all material respects; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property except as could not reasonably be expected to have a

         Material Adverse Effect or result in Material Impairment and no such action or proceeding is pending or, to such Grantor's knowledge, threatened except as disclosed in Schedule 3.7(H);

                           (vi) all registrations and applications for Copyrights, Patents and Trademarks are standing in the name of a Grantor, and none of the material Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Grantor to any affiliate or third party, except as disclosed in Schedule 3.7(B), (D),
         (F), or (G) (as each may be amended or supplemented from time to time);

                           (vii) it has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Grantor;

                           (viii) it uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the Trademarks owned by such Grantor use such adequate standards of quality;

                           (ix) the conduct of its business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party; no written claim has been made that the use of any material Intellectual Property owned or used by any Grantor (or any of its respective licensees) violates the asserted rights of any third party except as could not reasonably be expected to have a Material Adverse Effect or result in a Material Impairment;

                           (x) to its knowledge, no third party is infringing upon any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;

                           (xi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which any Grantor is bound that adversely affect its rights to own or use any Intellectual Property except as would not have a Material Adverse Effect or result in a Material Impairment, in each case individually or in the aggregate;

                           (xii) each Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property for purposes of granting a security interest or as Collateral that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encum-bering any part of the Intellectual Property, other than in favor of the Collateral Agent or Permitted Liens; and

                           (xiii) not later than the 30th day following the Closing Date the Credit Parties shall deliver an opinion of counsel in form and substance reasonably satisfactory to the Collateral Agent on behalf of the Secured Parties concerning the perfection as of the Closing Date of Intellectual Property subject to this Section 3.7.

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees as follows until the payment in full of the Secured Obligations and termination of the Commitments:

                           (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein, except to the extent that a particular item of Intellectual Property is no longer material or necessary to the business of such Grantor;

                           (ii) it shall not, with respect to any Trademarks which are material to the business of any Grantor, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and each Grantor shall take all commercially reasonable steps necessary to insure that licensees of such Trademarks use such consistent standards of quality, except to the extent that a Trademark is no longer material or necessary to the business of such Grantor;

                           (iii) it shall, within thirty days of the creation or acquisition of any Copyrightable work the registration of which is material to the business of Grantor, apply to register the Copyright in the United States Copyright Office;

                           (iv) it shall promptly notify the Collateral Agent if it knows or has reason to know that any item of the Intellectual Property that is material to the business of any Grantor may become (a) abandoned or dedicated to the public or placed in the public domain,
         (b) invalid or unenforceable, or (c) subject to any material adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, and state registry, any foreign counterpart of the foregoing, or any court;

                           (v) it shall take all commercially reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any

         Grantor the maintenance or registration of which is material to its business which is now or shall become included in the Intellectual Property including, but not limited to, those items on Schedule 3.7(A),
         (C) and (E) (as each may be amended or supplemented from time to time);

                           (vi) in the event that any material Intellectual Property owned by or exclusively licensed to any Grantor is materially infringed, misappropriated, or diluted by a third party, such Grantor shall promptly take all commercially reasonable actions to stop such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property including, but not limited to, the initiation of a suit for injunctive relief and to recover damages;

                           (vii) it shall promptly (but in no event more than thirty days after any Grantor obtains knowledge thereof) report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto;

                           (viii) it shall, promptly upon the reasonable request of the Collateral Agent, execute and deliver to the Collateral Agent Intellectual Property Security Interest Assignments and any other document required to acknowledge, confirm, register, record, or perfect the Collateral Agent's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                           (ix) except with the prior consent of the Collateral Agent or as permitted under the Credit Agreement, (A) no Grantor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments which remain in effect, except financing statements or other documents or instruments filed or to be filed in favor of the Collateral Agent and (B) such Grantor shall not sell, assign, transfer, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Security Agreement and the other Credit Documents;

                           (x) it shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Intellectual Property acquired under such contracts;

                           (xi) it shall take all commercially reasonable steps to protect the secrecy of all Trade Secrets relating to the products and services sold or delivered under or in connection with the Intellectual Property, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents, except to the extent that a Trade Secret is no longer material or necessary to the business of such Grantor;

                           (xii) it shall use proper statutory notice in connection with its use of any of the Intellectual Property where necessary and proper; and

                           (xiii) it shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Intellectual Property or any portion thereof. In connection with such collections, any Grantor may take (and, at the Collateral Agent's reasonable direction, shall take) such action as such Grantor or after the occurrence and during the continuance of an Event of Default, the Collateral Agent may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, the Collateral Agent shall have the right at any time, to notify, or require any Grantor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         3.8.     COMMERCIAL TORT CLAIMS.

                  (a) Representations and Warranties. Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date, that
Schedule 3.8 (as such schedule may be amended or supplemented from time to time) sets forth all Commercial Tort Claims in excess of $1,000,000 individually or in the aggregate of each Grantor; and

                  (b) Covenants and Agreements. Each Grantor hereby covenants and agrees that until the payment in full of the Secured Obligations and termination of all Commitments with respect to any Commercial Tort Claim in excess of $1,000,000 individually or in the aggregate hereafter arising it shall deliver to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

SECTION 4. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS.

         4.1. ACCESS; RIGHT OF INSPECTION. The Collateral Agent shall at reasonable times with reasonable notice have full and free access during normal business hours and without unreasonable disruption of business to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall at reasonable times with reasonable notice also have the right during normal business hours and without unreasonable disruption of business to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting or exhibiting the same, observing its use or otherwise protecting its interests therein.

         4.2.     FURTHER ASSURANCES.

                  (a) Each Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor shall:

                           (i) file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                           (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in the United States in which said Intellectual Property is registered or in which an application for registration is pending including the United States Patent and Trademark Office, the United States Copyright Office and the various Secretaries of State; and

                           (iii) at the Collateral Agent's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Collateral Agent's security interest in all or any part of the Collateral.

                  (b) Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as "all assets" or "all personal property." Each Grantor shall furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

                  (c) Each Grantor hereby authorizes the Collateral Agent to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 3.7 (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

         4.3. ADDITIONAL GRANTORS. From time to time subsequent to the date hereof, additional Persons may become parties to the Credit Agreement and this Agreement as additional Grantors (each, an "ADDITIONAL GRANTOR"), by executing a Counterpart Agreement. Upon delivery of any such Counterpart Agreement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Additional Grantor shall deliver to the Collateral Agent, together with such Counterpart Agreement, a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, reflecting all personal property to which it has rights that will be deemed Collateral pursuant to
Section 1.3. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

SECTION 5.     COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT.

         5.1. POWER OF ATTORNEY. Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time in the Collateral Agent's reasonable discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

                  (e) to prepare and file any UCC financing statements against such Grantor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as assignor;

                  (g) upon the occurrence and during the continuance of any Event of Default, to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

                  (h) upon the occurrence and during the continuance of any Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent's option and such Grantor's expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

         5.2. NO DUTY ON THE PART OF COLLATERAL AGENT OR SECURED PARTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any Secured Party to exercise any such powers. The Collateral Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their or their affiliates' officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 6.     REMEDIES.

         6.1.     GENERALLY.

                  (a) If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                           (i) require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

                           (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                           (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

                           (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

                  (b) The Collateral Agent or any Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent such portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Grantor hereby waives any claims against the Collateral Agent and the Secured Parties arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree, provided this sentence shall not restrict the operation of Section 9-615(f) of the UCC. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the reasonable fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of the Collateral Agent hereunder.

                  (c) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely effect the commercial reasonableness of any sale of the Collateral.

                  (d) If the Collateral Agent sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral.

                  (e) The Collateral Agent shall have no obligation to marshall any of the Collateral.

         6.2.     INVESTMENT RELATED PROPERTY.

                  (a) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

                  (b) Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent shall have the right to apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Collateral Agent.

         6.3.     INTELLECTUAL PROPERTY.

                  (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default:

                           (i) the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent and the Secured Parties as provided in
         Section 10.3 of the Credit Agreement in connection with the exercise of its rights under this Section, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property as provided in this Section, each Grantor agrees to use all commercially reasonable efforts, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Intellectual Property by others;

                           (ii) upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                           (iii) each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any Lender or any Lender Counterparty) receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

                           (iv) within five Business Days after written notice from the Collateral Agent, each Grantor shall make available to the Collateral Agent, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Collateral Agent may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks and Trademark Licenses, such persons to be available to perform their prior functions on the Collateral Agent's behalf and to be compensated by the Collateral Agent at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

                           (v) the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done and such Grantor agrees that it shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

                  (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent's security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

                  (c) Solely for the purpose of enabling the Collateral Agent to exercise rights and remedies under this Section 6 after an Event of Default and at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants upon an Event of Default, to the Collateral Agent, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to the grant of sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

         6.4. CASH PROCEEDS. In addition to the rights of the Collateral Agent specified in Section 3.3 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "CASH PROCEEDS") (i) if no Event of Default shall have occurred and be continuing, shall be applied by such Grantor in a manner not inconsistent with the Credit Agreement, and (ii) if an Event of Default shall have occurred and be continuing, shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, unless otherwise provided pursuant to Section 3.4(b)(iii), be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

         6.5. APPLICATION OF PROCEEDS. Except as expressly provided elsewhere in this Agreement, upon and during the continuance of an Event of Default, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all reasonable costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other liabilities incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made or incurred by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, (i) to the payment of interest and fees on the Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties and (ii) to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same from the Collateral Agent or the Lender or as a court of competent jurisdiction may direct.

SECTION 7.     COLLATERAL AGENT.

         The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided, the Collateral Agent shall, after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of the holders of a majority of the aggregate notional amount (or, with respect to any Financial Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Financial Hedge Agreement) under all Financial Hedge Agreements. In furtherance of the foregoing provisions of this Section, each Lender Counterparty, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Lender Counterparty that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the ratable benefit of Lenders and Lender Counterparties in accordance with the terms of this Section. Collateral Agent may resign and a successor Collateral Agent may be appointed, all in accordance with Section 9.8 of the Credit Agreement. After any retiring Collateral Agent's resignation as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

SECTION 8. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS; TERMINATION AND RELEASES.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns for the benefit and on behalf of the Secured Parties. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral shall revert to Grantors. Upon any such termination the Collateral Agent shall, at Grantors' expense, reasonably promptly upon request by Grantor, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

         If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Collateral Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of Company, a Guarantor Subsidiary shall be released from its obligations hereunder in the event that all the Capital Stock or substantially all of the assets of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement (including by way of merger or consolidation). In the event that any Subsidiary is released from its obligations hereunder pursuant to this Section 8, any Mortgage granted by such Subsidiary to the Collateral Agent shall also be released.

SECTION 9.     STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM.

         The powers conferred on the Collateral Agent hereunder are solely to protect its interest, for the benefit and on behalf of the Secured Parties, in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to take or delay in taking action under this Agreement except to the extent such delay or failure arises from the gross negligence or willful misconduct of the Collateral Agent or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.2 of the Credit Agreement.

SECTION 10.    MISCELLANEOUS.

         Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.1 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and Grantors and their respective successors and assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Credit Documents embody the entire agreement and understanding between Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


GRANTORS:                              BERRY PLASTICS CORPORATION

                                       By:  ___________________________________
                                            Name:
                                            Title:


                                             BPC HOLDING CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             BERRY IOWA CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             PACKERWARE CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             KNIGHT PLASTICS, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             BERRY STERLING CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             BERRY PLASTICS DESIGN CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             POLY-SEAL CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             BERRY PLASTICS ACQUISITION
                                             CORPORATION III

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             VENTURE PACKAGING, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             VENTURE PACKAGING MIDWEST, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             BERRY PLASTICS TECHNICAL SERVICES,
                                             INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             CPI HOLDINGS CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             AEROCON, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             PESCOR, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:

                                             BERRY TRI-PLAS CORPORATION

                                             By:  _____________________________
                                                  Name:
                                                  Title:


                                             CARDINAL PACKAGING, INC.

                                             By:  _____________________________
                                                  Name:
                                                  Title:

SECURED PARTY:                               FLEET NATIONAL BANK,
                                             as the Collateral Agent

                                             By:  _____________________________
                                                  Name:
                                                  Title: